UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 21,  2005

FIRST BANCSHARES, INC.

(Exact name of registrant as specified in its charter)

Missouri	000-22842	43-1654695
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

142 East First Street, Mountain Grove, Missouri	65711
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code:  (417) 926-5151

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions.

ÿ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

ÿ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

ÿ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

ÿ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.06 Material Impairments.

On October 21, 2005, First Bancshares, Inc. (“Company”), the holding company for First Home Savings Bank (“Bank”), announced that the Bank determined that there had been adverse developments with respect to its certain loans in the Bank’s portfolio.  The determination was made as a result of an examination of the Bank’s major loan credits included in its loan portfolio by a third party.  During the quarter ended September 30, 2005, the Bank had also instituted stricter standards in identifying and analyzing classified assets.  The standards were strengthened due to the results of a State of Missouri regulatory examination and preliminary comments from the third party review of the Bank’s major loan credits.  As a result of the third party review  findings and changes in standards, the Company determined that it would increase its allowance of loan losses by $791,000 for the quarter ended September 30, 2005, which would result in a decrease in its earnings of $498,000 on an after tax basis for the quarter ended September 30, 2005. For further information see the Company’s press release attached hereto as Exhibit 99.1, which is incorporated herein by reference.

Item 9.01. Financial Statements and Exhibits.

(c) Exhibits

99.1

News Release of First Bancshares, Inc. dated October 21, 2005.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: October 21, 2005

FIRST BANCSHARES, INC.

/s/ Stephen H. Romines

Stephen H. Romines

Interim President and Chief Executive Officer

Exhibit 99.1

News Release Dated October 21, 2005

**FOR IMMEDIATE RELEASE**

FIRST BANCSHARES, INC.

REPORTS INCREASE IN RESERVES

Mountain Grove, Missouri (October 21, 2005) – First Bancshares, Inc. (Nasdaq  - FstBksh: “FBSI”) (the “Company”), the parent company of First Home Savings Bank, Mountain Grove, Missouri (“Bank”), today announced that it would increase its allowance for loan losses by $791,000 for the quarter ended September 30, 2005.  The increase is in connection with the review of the Bank’s major loan credits included in its loan portfolio by a third party.  During the quarter ended September 30, 2005, the Bank had also instituted stricter standards in identifying and analyzing classified assets.  The standards were strengthened due to the results of a State of Missouri regulatory examination and preliminary comments from the third party review of the Bank’s major loan credits.  As a result of the increase in its allowance for loan losses, earnings for the quarter ended September 30, 2005 will be reduced by $498,000 on an after tax basis for the quarter ended September 30, 2005.

The Bank also announced that the Board of Directors has begun interviewing candidates to become the chief executive office of the Company and the Bank and anticipates making an announcement of its selection within the next thirty days.  Until a qualified replacement is found, Mr. Stephen H. Romines, a Director Emeritus of the Company and the Bank and the former Chairman of the Board, President and Chief Executive Officer of the Corporation and the Bank, will continue to serve as interim president and chief executive officer

First Home Savings Bank is an FDIC-insured savings bank chartered by the State of Missouri that conducts business from its home office in Mountain Grove, Missouri and nine full service branch facilities in Marshfield, Ava, Gainesville, Sparta, Theodosia, Crane, Galena, Kissee Mills and Rockaway Beach, Missouri.

At June 30, 2005, First Bancshares, Inc. had consolidated total assets of $244.0 million and stockholders’ equity of $26.8 million.

Forward-looking statements:

Certain matters discussed in this press release may contain forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995(“PSLRA”) and are made pursuant to the safe harbors of the PSLRA. These forward-looking statements relate to, among other things, developments with respect to the impaired loans.  These forward-looking statements are based upon current management expectations and may, therefore, involve risks and uncertainties.  The Company’s actual results, performance, or achievements may differ materially from those suggested, expressed, or implied by forward-looking statements as a result of a wide variety or range of factors including, but not limited to, changes in credit and other risks posed by the Company’s loan portfolio, the bankruptcy of the borrower and the company’s ability to collect on guarantees.  Accordingly, these factors should be considered in evaluating forward-looking statements, and undue reliance should not be placed on such statements.  The Company undertakes no responsibility to update or revise any forward-looking statements.

For additional information contact Stephen H. Romines or Susan J. Uchtman at (417) 926-5151.